UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            February 1, 2007

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:            (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

i2 Technologies, Inc. (the “Company”) released its fourth quarter and fiscal year 2006 results on February 1, 2007 by issuing a press release (the “Press Release”) at 7:45 a.m. Eastern time on that date. The Company furnished the Press Release as Exhibit 99.1 of a Form 8-K filed by the Company with the Securities and Exchange Commission at 7:59 a.m. Eastern time on February 1, 2007 and held its earnings conference call later that morning beginning at approximately 10:00 a.m. Eastern time. The earnings call was available via telephone to the financial community and also via live webcast to anyone else choosing to participate. The earnings call was mistakenly disconnected from the webcast at approximately 10:33 a.m. Eastern time during the prepared remarks given by Michael Berry, the Company’s Chief Financial Officer. This non-intentional error was not discovered until after Mr. Berry had concluded his prepared remarks. The earnings call ended at approximately 11:05 a.m. Eastern time on February 1, 2007.

An audio replay of the earnings call became available at approximately 1:30 p.m. Eastern time on February 1, 2007, accessible at (800) 475-6701 (USA) or (320) 365-3844 (International) using access code 857830. The availability of the audio replay had been noted in the portion of the Press Release which discussed the earnings call and webcast. At 3:15 p.m. Eastern time on February 1, 2007, Shareholder.com, the Company’s webcast host, sent an email on behalf of the Company to each person who had registered for the webcast informing them that the entirety of the earnings call had been archived on the Shareholder.com website. That email contained a link to such website to facilitate easy access to the archived webcast and accompanying slide presentation.

The Company is furnishing the full transcript of the earnings call as Exhibit 99.1 to this Form 8-K to ensure that all investors have access to the information disclosed on the earnings call.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Earnings Call Transcript

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 2, 2007	i2 TECHNOLOGIES, INC.

	By:	/s/ Michael J. Berry
Michael J. Berry Executive Vice President, Finance and Accounting, and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Earnings Call Transcript